Exhibit 10.3

AMENDMENT TO THE COMPREHENSIVE SETTLEMENT AGREEMENT, MUTUAL RELEASE OF LIABILITY, AND INDEMNIFICATION DATED JANUARY 14, 2025

This Amendment (the “Amendment”) with an effective date of February 14, 2025, by and between Liqueous LP (“Liqueous”) and Nuburu, Inc. (“Nuburu” or “Company”) (collectively, the “Parties”).

WHEREAS, the Parties entered into the Comprehensive Settlement Agreement, Mutual Release of Liability and Indemnification (“Agreement”) on January 14, 2025 incorporated herein by reference;

WHEREAS, the Parties acknowledge that the repricing and exchange of warrants referenced in the Agreement was intended to remediate damages resulting from the Company’s breach of the original settlement agreement, and is separate and distinct from any new funding arrangement;

WHEREAS, the Parties desire to clarify and amend certain terms of Section 3.2, third bullet of the Agreement to reflect their intent regarding the payment obligation of $500,000 and to distinguish it from the warrant exchange;

WHEREAS, on December 16, 2024, a Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 was deemed effective and was approved by the Company’s shareholders that allows for the issuance of shares of common stock in excess of the Share Cap in connection with the Master Agreement with Liqueous LP, which includes the issuance of up to $15 million of securities, issuance of securities upon future adjustments pursuant to the terms of such securities, and issuance of securities upon conversion of certain outstanding notes held by Liqueous, including the pre-funded warrants;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the Parties agree as follows:

1.
Amendment to Section Section 3.2, Third Bullet of the Agreement

Section 3.2, third bullet of the Agreement, is hereby deleted in its entirety and replaced with the following:

“Liqueous acknowledges and agrees that, in connection with this exchange, it may negotiate with the Company to provide additional funding in an amount of up to $500,000, subject to the successful delivery of repriced warrants and separate funding terms to be agreed upon by the Parties in writing. No obligation to fund exists under this Agreement, and the timing of any such funding shall be mutually agreed by the Parties pursuant to the terms of Liqueous funding agreements approved by shareholders as outlined in the Schedule 14A in December 2024.”

2.
No Other Changes

Except as expressly modified by this Amendment, all terms, conditions, rights, obligations, and provisions of the Agreement shall remain in full force and effect. If any provision of this Amendment conflicts with the Agreement, the terms of this Amendment shall control solely to the extent of such conflict.

{Signature Page Follows}

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first above written.

Liqueous LP

By:	/s/ Jacob M. Fernane
Name:	Jacob Fernane
Title:	Managing Partner

Nuburu, Inc.

By:	/s/ Alessandro Zamboni
Name:	Alessandro Zamboni
Title:	Executive Chairman